CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-186401) on Form S-4 of Nicolet Bankshares, Inc. of our report dated February 22, 2013, relating to our audit of the consolidated financial statements for the year ended December 31, 2012, appearing in the joint Proxy Statement-Prospectus, which is part of this Registration Statement.  We also consent to the reference to our firm as it appears under the caption “Experts.”

Atlanta, Georgia

March 6, 2013